Exhibit 99.1

Mattersight Announces Third Quarter 2015 Results

Chicago, IL – (Marketwired – November 4, 2015) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the third quarter ending September 30, 2015.

“Mattersight’s third quarter was marked by continued growth and innovation,” said President and CEO Kelly Conway.  “Our record revenues were driven by a healthy combination of new logo growth and deeper partnerships with existing clients.  Our third quarter results are another data point supporting the emergence of the market for personality-based software applications. We believe we are in the early stages of growth of this large market opportunity.”

Third Quarter 2015 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the third quarter were $6.9 million. ACV bookings for the last four quarters were $22.6 million, an 82% year-over-year increase.
•	Book of Business: Annualized Book of Business was $53.6 million for the third quarter, up 41% on a year-over-year basis.
•

Revenues: Total revenue for the third quarter was a record $10.5 million, representing a 36% increase on a year-over-year basis. Subscription revenue drove $9.3 million of total revenue, a year-over-year increase of 40%.

•	Gross Margin: Gross margin was 75.8% in the third quarter and 72.8% for the last four quarters.
•	SaaS Metrics: For the last four quarters, subscription revenue retention was 97%, year-over-year existing net account growth was 127% and the customer acquisition cost (CAC) ratio was 126%.

Third Quarter 2015 Highlights

•	Predictive Behavioral Routing drove the addition of two new logo customers, bringing over $50 million in new total account opportunity.
•	Expanded the reach and effectiveness of the sales organization with the addition of five quota carriers and a Vice President of Sales Enablement.
•	Launched Version 3.1 of Mattersight’s flagship Predictive Behavioral Routing algorithm, further refining the solution’s ability to facilitate optimal caller/agent pairings.
•	Added six new patents, bringing Mattersight’s total U.S. patent portfolio to 20 and bolstering the protection of Mattersight’s innovative solutions.

Non-GAAP Financial Measures

The Company realized an "Adjusted Earnings1" loss of $0.9 million for the third quarter of 2015. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight's net loss was $3.9 million in the third quarter of 2015.

Conference Call Information

Mattersight management will host a conference call at 4:30 p.m. ET on Wednesday, November 4, 2015. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 62977611.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 4, 2015, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 62977611.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's patented stack of SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted Earnings reflect Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Sheau-ming Ross

Chief Financial Officer

312.454.3594

Sheau-ming.Ross@Mattersight.com

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Revenue:
Subscription revenue	$9,313	$6,636	$26,519	$18,996
Other revenue	1,169	1,044	3,021	3,037
Total revenue	10,482	7,680	29,540	22,033
Operating expenses:
Cost of Subscription revenue	1,930	1,719	5,853	5,163
Cost of Other revenue	609	680	1,930	1,730
Total cost of revenue, exclusive of depreciation and amortization shown below:	2,539	2,399	7,783	6,893
Research and development	3,397	3,240	10,185	9,613
Sales and marketing	3,773	2,388	10,016	6,693
General and administrative	3,108	2,320	8,811	6,851
Depreciation and amortization	1,236	792	3,347	2,272
Total operating expenses	14,053	11,139	40,142	32,322

Operating loss	(3,571)	(3,459)	(10,602)	(10,289)
Interest and other expense, net	(331)	(711)	(690)	(1,021)
Change in fair value of warrant liability	(22)	(5)	3	(91)
Loss before income taxes	(3,924)	(4,175)	(11,289)	(11,401)
Income tax provision	(15)	(7)	(31)	(24)
Net loss	(3,939)	(4,182)	(11,320)	(11,425)
Dividends related to Series B Stock	(147)	(147)	(441)	(441)
Net loss available to Common Stock holders	$(4,086)	$(4,329)	$(11,761)	$(11,866)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.17)	$(0.21)	$(0.52)	$(0.61)
Diluted net loss available to Common Stock holders	$(0.17)	$(0.21)	$(0.52)	$(0.61)

Shares used to calculate basic net loss per share	24,185	20,790	22,698	19,324
Shares used to calculate diluted net loss per share	24,185	20,790	22,698	19,324

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Total cost of revenue	$63	$40	$187	$142
Research and development	294	376	813	1,127
Sales and marketing	391	252	1,112	663
General and administrative	728	499	2,146	1,472

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Net loss	$(3,939)	$(4,182)	$(11,320)	$(11,425)
Other comprehensive loss:
Effect of currency translation	(2)	2	—	5
Comprehensive net loss	$(3,941)	$(4,180)	$(11,320)	$(11,420)

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS:
Current Assets:
Cash and cash equivalents	$21,120	$14,238
Receivables (net of allowances of $19 and $17, respectively)	3,826	3,460
Prepaid expenses	4,953	4,449
Other current assets	475	236
Total current assets	30,374	22,383
Equipment and leasehold improvements, net	7,901	4,657
Goodwill	972	972
Intangibles, net	3,399	571
Other long-term assets	2,630	3,495
Total assets	$45,276	$32,078

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,968	$1,183
Accrued compensation and related costs	2,451	2,241
Unearned revenue	8,143	7,859
Capital leases	1,694	1,637
Other current liabilities	1,308	2,549
Total current liabilities	15,564	15,469
Long-term unearned revenue	1,796	2,532
Long-term capital leases	1,495	1,176
Other long-term liabilities	5,483	282
Total liabilities	24,338	19,459

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,644,768 and 1,648,185 shares issued and outstanding, with a liquidation preference of $10,297 and $9,877 at September 30, 2015 and December 31, 2014, respectively	8,388	8,406

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 27,635,973 and 24,046,977 shares issued and 25,807,547 and 22,324,093 outstanding at September 30, 2015 and December 31, 2014, respectively	276	240
Additional paid-in capital	263,608	243,282
Accumulated deficit	(237,724)	(226,404)
Treasury stock, at cost, 1,828,426 and 1,722,884 shares at September 30, 2015 and December 31, 2014, respectively	(9,584)	(8,879)
Accumulated other comprehensive loss	(4,026)	(4,026)
Total stockholders’ equity	12,550	4,213
Total liabilities and stockholders’ equity	$45,276	$32,078

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Sept. 30, 2015	Sept. 30, 2014
Cash Flows from Operating Activities:
Net loss	$(11,320)	$(11,425)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,347	2,272
Stock-based compensation	4,258	3,404
Change in fair value of warrant liability	(3)	91
Changes in assets and liabilities:
Receivables	(366)	(376)
Prepaid expenses	(957)	265
Other assets	727	213
Accounts payable	75	250
Accrued compensation and related costs	210	153
Unearned revenue	(452)	1,424
Other liabilities	1,656	188
Total Adjustments	8,495	7,884
Net cash used in operating activities	(2,825)	(3,541)
Cash Flows from Investing Activities:
Capital expenditures and other	(3,654)	(647)
Intangible assets	(660)	(199)
Net cash used in investing activities	(4,314)	(846)
Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock, net	15,942	11,138
Proceeds from line of credit	15,000	7,000
Repayments from line of credit	(15,000)	(7,000)
Principal payments under capital lease obligations	(1,552)	(1,226)
Acquisition of treasury stock	(753)	(718)
Proceeds from stock compensation and employee stock purchase plans, net	383	123
Net cash provided by financing activities	14,020	9,317
Effect of exchange rate changes on cash and cash equivalents	1	(7)
Increase in cash and cash equivalents	6,882	4,923
Cash and cash equivalents, beginning of period	14,238	13,392
Cash and cash equivalents, end of period	$21,120	$18,315

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,002	$1,044
Capital equipment purchased on credit	2,002	1,044
Fair value of warrants classified as liability	—	326
Fair value of intellectual property purchase liability	2,123	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$155	$211

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
GAAP — Operating loss	$(3,571)	$(3,459)	$(10,602)	$(10,289)
Add back (reduce) the effect of:
Stock-based compensation	1,476	1,167	4,258	3,404
Depreciation and amortization	1,236	792	3,347	2,272
Adjusted earnings measure — loss	$(859)	$(1,500)	$(2,997)	$(4,613)